EXHIBIT 10.48



                             SECURITY AGREEMENT AND
                       COLLATERAL ASSIGNMENT OF CONTRACTS


     THIS SECURITY AGREEMENT AND COLLATERAL ASSIGNMENT OF CONTRACTS ("Agreement") is made and entered into as of the 9th day of November 2004, by ONESOURCE TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), in favor of COMERICA BANK ("Secured Party").

                               FACTUAL BACKGROUND

     A. Debtor has entered into a Credit Agreement of even date herewith ("Credit Agreement") with Secured Party pursuant to which Secured Party has agreed to advance funds to or for the benefit of Debtor as well as for the benefit of subsidiaries or affiliates of Debtor that hereafter become "borrowers", from time to time upon the terms contained therein.

     B. Secured Party has agreed to advance funds to Debtor upon the terms and conditions set forth in the Credit Agreement, on the express condition that Debtor execute and deliver this Agreement as collateral security for the advances.

     C. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.

1.   SECURITY INTEREST

     Debtor hereby grants to Secured Party a security interest ("Security Interest") in all of Debtor's right, title and interest in and to the personal property described on Schedule A attached hereto ("Collateral").

2.   COLLATERAL ASSIGNMENT

     Debtor hereby assigns, transfers and sets over to Secured Party all of Debtor's right, title and interest in and to the contracts and agreements listed on Schedule A-1 attached hereto (the "Contracts"), together with all amendments, addenda, supplements, modifications and extensions thereto, whether made now or hereafter (the "Collateral Assignment").

3.   OBLIGATIONS SECURED

     The Security Interest and Collateral Assignment shall secure, in such order of priority as Secured Party may elect, in its sole discretion, the following (collectively, the "Obligations"):

          (a) payment and performance of all obligations of Borrower under the terms of the Credit Agreement (including the obligations of Borrower under the Loans), together with all extensions, modifications, substitutions or renewals thereof, or other advances made thereunder;

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          (b) payment and performance of all obligations of Borrower under the terms of (i) the Facility A Note, (ii) the Facility B Note, and (iii) any other Notes; together with all extensions, modifications, substitutions, or renewals thereof, or other advances made thereunder;

          (c) payment and performance of every obligation, covenant and agreement of Debtor contained in this Agreement; together with all extensions, modifications, substitutions or renewals hereof;

          (d) payment and performance of every obligation, covenant and agreement of Debtor contained in each of the other Loan Documents and the Related Documents; together with all extensions, modifications, substitutions or renewals thereof; and

          (e) payment and performance of all other obligations and liabilities of Debtor to Secured Party, whether now existing or hereafter incurred or created, whether voluntary or involuntary, whether due or not due, whether absolute or contingent, or whether incurred directly or acquired by Secured Party by assignment or otherwise.

4.   USE; LOCATION; CONSTRUCTION

         Debtor hereby covenants that until the Obligations are repaid and performed in full:

     4.1 Use. The Collateral is or will be used or produced primarily for business purposes.

     4.2 Location. The Collateral will be kept at Debtor's place(s) of business at the location(s) listed on Schedule B attached hereto.

     4.3 Location or Books and Records. Debtor's records concerning the Collateral will be kept at Debtor's place(s) of business at the location(s) listed on Schedule B attached hereto.

     4.4 Business Names. Debtor does not do business under any name other than the names listed on the Schedule C attached hereto.

5.   REPRESENTATIONS AND WARRANTIES OF DEBTOR

     Debtor hereby represents and warrants, as of the date of this Agreement and at all times until the Obligations are repaid and performed in full, that:

     5.1 Title. Debtor is the owner of and holds good title to the Collateral free of all claims, liens, security interests and other encumbrances except the Security Interest, the Collateral Assignment and Permitted Liens, and no financing statement covering the Collateral is filed or recorded in any public office except with respect to any Permitted Liens.

     5.2 Use of Collateral. The Collateral is, and is intended to be, used, produced or acquired by Debtor for use primarily for business purposes. The address(es) of Debtor set forth on Schedule B attached hereto is/are the business and chief executive office(s) of Debtor.


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     5.3 Obligors. Each account, chattel paper or general intangible included in the Collateral is genuine and enforceable in accordance with its terms against the party named therein who is obligated to pay the same ("Obligor"), and the security interests that are part of each item of chattel paper included in the Collateral are valid, first and prior perfected security interests. To the knowledge of Debtor, based upon a reasonable inquiry, each Obligor is solvent, and the amount that Debtor has represented to Secured Party as owing by each such Obligor is the amount actually and unconditionally owing by that Obligor, without deduction except for normal cash discounts where applicable. To the knowledge of Debtor, based upon a reasonable inquiry, no Obligor has any defense, setoff, claim or counterclaim against Debtor that can be asserted against Secured Party whether in any proceeding to enforce the Security Interest or otherwise. Each document, instrument and chattel paper included in the Collateral is complete and regular on its face and free from evidence of forgery or alteration. No default has occurred in connection with any instrument, document or chattel paper included in the Collateral, no payment in connection therewith is overdue and no presentment, dishonor or protest has occurred in connection therewith.

     5.4 Conflict with Other Agreements. The execution, delivery and performance by Debtor of this Agreement and all other documents and instruments relating to the Obligations will not result in any breach of the terms and conditions or constitute a default under any agreement or instrument under which Debtor is a party or is obligated or to which any of Debtor's assets are subject, the violation of which would materially and adversely affect the properties, business or financial condition of Debtor. Except as described in the Credit Agreement, Debtor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

     5.5 Priorty. The Security Interest in the Collateral granted to Secured Party constitutes, and hereafter will constitute, a security interest of first priority, other than Permitted Liens.

     5.6 Authority. Debtor has the full power, authority and legal right to make the Collateral Assignment and to grant to Secured Party the Security Interest, and no further consent, authorization, approval or other action is required for the Collateral Assignment, the grant of the Security Interest or for Secured Party's exercise of its rights and remedies under this Agreement.

     5.7 Contracts. Each of the Contracts is in full force and effect as of the date hereof.

6.   COVENANTS OF DEBTOR

     6.1 Transfers. Except as otherwise permitted in the Credit Agreement, and except as to its inventory which may be sold in the ordinary course of business, Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein other than pursuant to the terms of the Credit Agreement and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest and any Permitted Liens. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale or other transfer of the Collateral.


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     6.2 Maintenance. Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance or regulation or any policy of insurance insuring the Collateral.

     6.3 Insurance. Debtor shall provide and maintain insurance in accordance with the provisions of the Credit Agreement.

     6.4 Casualties. Debtor shall give prompt written notice to Secured Party of the happening of any casualty to or in connection with the Collateral or any part thereof, whether or not covered by insurance. In the event of such casualty, the gross proceeds of the insurance relating to the Collateral ("Insurance Proceeds") in excess of $50,000, less all expenses (including attorneys' fees) incurred in the collection of such Insurance Proceeds, shall be payable to Secured Party, and Debtor hereby authorizes and directs any affected insurance company to make payment of such Insurance Proceeds in excess of $50,000, directly to Secured Party. Any Insurance Proceeds in an amount of $50,000 or less shall be payable to Debtor. If Debtor receives any Insurance Proceeds in excess of $50,000, Debtor shall promptly pay over such Insurance Proceeds to Secured Party. Secured Party is hereby authorized and empowered by Debtor at Secured Party's option and in Secured Party's sole discretion, as attorney-in-fact for Debtor, with full power of substitution, to make proof of loss, to appear in and prosecute any action arising from any policy or policies of insurance, and to settle, adjust, or compromise any claim for loss, theft, damage or destruction under any policy or policies of insurance. The appointment granted herein is a power coupled with an interest. Debtor shall not settle, adjust or compromise any claim for loss, theft, damage or destruction of the Collateral or any part thereof under any policy or policies of insurance without the prior written consent of Secured Party to such settlement, adjustment or compromise. In the event of any loss, theft, damage to or destruction of the Collateral and so long as no Event of Default has occurred or all Events of Default have been expressly waived in writing by Secured Party, Secured Party shall remit or make available to Debtor, pursuant to Secured Party's customary practice, all Insurance Proceeds up to the amount required to complete such replacement, restoration and repair, and all such Insurance Proceeds shall be applied solely to the replacement, repair and restoration of the Collateral. In the event of any loss, theft, damage to or destruction of the Collateral and an Event of Default has occurred (unless expressly waived in writing by Secured Party), all of the Insurance Proceeds shall be applied to the Obligations. Unless all Obligations are satisfied in full, nothing herein contained shall be deemed to excuse Debtor from maintaining the Collateral as provided in Section
6.2 hereof, replacing any lost or stolen Collateral or replacing or restoring all damage or destruction to the Collateral, regardless of whether or not there are Insurance Proceeds available to Debtor or whether any such Insurance Proceeds are sufficient in amount. Application or release by Secured Party of any Insurance Proceeds shall not cure or waive any default, notice of default or Event of Default under this Agreement or invalidate any act done pursuant to such notice.

     6.5 Payments of Charges. Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.


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     6.6 Fixtures and Accessions. Debtor shall prevent any portion of the
Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

     6.7 Possession by Secured Party. Debtor, upon demand, shall promptly deliver to Secured Party all instruments, documents and chattel paper included in the Collateral and all invoices, shipping or delivery records, purchase orders, contracts, endorsements or other items related to the Collateral. Debtor shall notify Secured Party immediately of any default by any Obligor in the payment or performance of its Obligations with respect to any Collateral. Debtor, without Secured Party's prior written consent, shall not make or agree to make any material alteration, modification or cancellation of, or substitution for, or credit adjustment or allowance on, any Collateral.

     6.8 Notice to Lender. Debtor shall give Secured Party immediate written notice of any change in the name under which Debtor does business or in the location of: (i) any of the facilities of Debtor, including without limitation, Debtor's chief executive office; (ii) the Collateral or any part thereof; or
(iii) Debtor's records concerning the Collateral.

     6.9 Inspections. Secured Party or its agents may inspect the Collateral and may enter into any premises where the Collateral is or may be located upon reasonable notice and during regular business hours. Debtor shall keep records concerning the Collateral in accordance with generally accepted accounting principles. Secured Party shall have free and complete access to Debtor's records and shall have the right to make extracts therefrom or copies thereof upon reasonable notice and during regular business hours. Upon request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the items comprising the Collateral in such detail as Secured Party may reasonably require.

     6.10 Defense of Collateral. Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including without limitation defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all claims and charges that, in the opinion of Secured Party, might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

     6.11 Trademark/ Names. Within 30 days after the Effective Date, Debtor shall take all action necessary to preserve and perfect the Lien of Lender in Trademarks/names, Copyrights and Patents and any other intellectual property of Debtor. The actions of Debtor shall include appropriate filings with the U.S. Patent and Copyright Office. At such times as Debtor acquires any additional federal registrations to Trademarks/names, Copyrights and Patents, Debtor will immediately notify Secured Party of such acquisition and Debtor shall cooperate with Secured Party to perfect the security interest of Secured Party in such rights.


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     6.12 Perfection of Security Interest. The Security Interest, at all times, shall be perfected and except for Permitted Liens shall be prior to any other interests in the Collateral. Debtor shall act and perform as necessary and shall execute and file all security agreements, financing statements, continuation statements and other documents requested by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

     6.13 Advances by Secured Party. If Debtor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Collateral free from other security interests, encumbrances or claims, other than for Permitted Liens, to keep the Collateral in good condition and repair, to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform. Secured Party is hereby authorized to enter upon any property in the possession or control of Debtor for such purposes.

     6.14 Rights and Powers. All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligations, shall be secured by the Security Interest, shall bear interest at the highest rate payable on any of the Obligations until paid, and shall be due and payable by Debtor to Secured Party immediately without demand.

     6.15 Performance under Contracts. Debtor will perform its obligations under the Contracts and Debtor also agrees it will make no material changes in or material amendments to the Contracts, including, without limitation, any amendments, supplements, addenda, modifications or extensions, without the express written consent of Secured Party. Debtor agrees to make, execute and deliver all such further or additional instruments as may be reasonably necessary to satisfy the intent and purposes hereof and to perfect the Collateral Assignment.

7. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR

     7.1 Notice to Obligors. If an Event of Default has occurred and is continuing (unless expressly waived in writing by Secured Party), Secured Party may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. Except as provided herein, prior to the occurrence of an Event of Default and until Secured Party has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms

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of the chattel paper. Secured Party shall not be liable or responsible for any embezzlement, conversion, negligence or default by Debtor or Debtor's agents with respect to such collections; all agents used in such collections shall be agents of Debtor and not agents of Secured Party. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor, after the occurrence of an Event of Default and during the continuation thereof, and after notification to Obligors, shall be held by Debtor in trust for Secured Party in the same form in which received, shall not be commingled with any assets of Debtor and shall be turned over to Secured Party not later than the next Business Day following the day of receipt. After the occurrence of an Event of Default and during the continuation thereof (unless expressly waived in writing by Secured Party), all payments and other proceeds of Collateral received by Secured Party directly or from Debtor shall be applied to the Obligations in such order and manner and at such time as Secured Party, in its sole discretion, shall determine. In addition, Debtor shall promptly notify Secured Party of the return of any Collateral; Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

     7.2 Collection. After the occurrence of an Event of Default and during the continuation thereof (unless expressly waived in writing by Secured Party), Secured Party, after notice to Debtor, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral; provided, however, that no notice to Debtor is required if an Event of Default has occurred (unless expressly waived in writing by Secured Party). Debtor hereby irrevocably appoints Secured Party its attorney in fact for all such purposes.

     7.3 Use of Collateral. Until the occurrence of an Event of Default (unless expressly waived in writing by Secured Party), Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; and (ii) retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement and the Credit Agreement.

8.   COLLATERAL IN THE POSSESSION OF SECURED PARTY

     8.1 Care. Secured Party shall use such reasonable care in handling, preserving and protecting the Collateral in its possession as it uses in handling similar property for its own account. Unless caused solely by the gross negligence or willful misconduct of Secured Party (as determined by a final, non-appealable judgment of a court of competent jurisdiction), Secured Party shall have no liability for the loss, destruction or disappearance of any Collateral. A lack of due care shall not be implied solely by virtue of any loss, destruction or disappearance.

     8.2 Preservation of Collateral. Debtor shall be solely responsible for taking any and all actions to preserve rights against all Obligors; Secured Party shall not be obligated to take any such actions whether or not the Collateral is in Secured Party's possession. Debtor waives presentment and protest with respect to any instrument included in the Collateral on which Debtor is in any way liable and waives notice of any action taken by Secured Party with respect

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to any instrument, document or chattel paper included in any Collateral that is in the possession of Secured Party.

9.   EVENTS OF DEFAULT; REMEDIES

     9.1 Events of Default. The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

          (a) The occurrence of any Event of Default under and as defined in the Credit Agreement.

          (b) Any failure or neglect to perform, observe or comply with any term, obligation, provision, covenant or condition of this Agreement, and such failure or neglect is not remedied within fifteen (15) days after such failure.

          (c) Any warranty, representation or statement made by Debtor pursuant to this Agreement is false or misleading in any material respect, either now or at the time made.

          (d) Any levy or execution upon, or judicial seizure of, any portion of the Collateral or any other collateral or security for the Obligations.

          (e) Any attachment or garnishment of, or the existence or filing of any lien or encumbrance, except for Permitted Liens, against any portion of the Collateral or any other collateral or security for the Obligations.

          (f) The abandonment by Debtor of all or any part of the Collateral, other than inventory sold in the ordinary course of business.

          (g) The loss, theft or destruction of, or any substantial damage to any portion of the Collateral or any other collateral or security for the Obligations.

     9.2 Remedies. Upon the occurrence of any Event of Default (unless expressly waived in writing by Secured Party), Secured Party shall have the following rights and remedies and may do one or more of the following:

          (a) Declare all or any part of the Obligations to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

          (b) Without further notice or demand and without legal process, take possession of the Collateral wherever found and, for this purpose, enter upon any property occupied by or in the control of Debtor. Debtor, upon demand by Secured Party, shall assemble the Collateral and deliver it to Secured Party or to a place designated by Secured Party that is reasonably convenient to both parties.


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          (c) Operate the business of Debtor as a going concern, including, without limitation, extend sales or services to new customers and advance funds for such operation. Secured Party shall not be liable for any depreciation, loss, damage or injury to the Collateral or other property of Debtor as a result of such action. Debtor hereby waives any claim of trespass or replevin arising as a result of such action.

          (d) Pursue any legal or equitable remedy available to collect the Obligations, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

          (e) Upon obtaining possession of the Collateral or any part thereof, after notice to Debtor as provided in Section 9.4 herein, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all reasonable expenses of Secured Party in taking, storing, repairing and selling the Collateral (including reasonable attorneys' fees) shall be applied to the payment of the Obligations, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto. In the event of a deficiency between such net proceeds from the sale of the Collateral and the total amount of the Obligations, Debtor, upon demand, shall promptly pay the amount of such deficiency to Secured Party.

     9.3 Purchase of Collateral. Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

     9.4 Notice. Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least ten (10) days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

     9.5 Costs and Expenses. Debtor shall pay all costs and expenses, including without limitation costs of UCC searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Obligations or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and by all deeds of trust and other lien and security documents securing the Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

     9.6 Bankruptcy. In the event of the commencement of a bankruptcy case by or against Debtor or involving any of the Collateral, Secured Party, to the extent not already provided for herein or in the Credit Agreement, shall be entitled to recover, and Debtor shall be obligated to pay, Secured Party's reasonable attorneys' fees and costs incurred in connection with: (a) any determination of the applicability of the bankruptcy laws to the terms of this

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Agreement, the Credit Agreement, the Loan Documents, the Related Documents or
Secured Party's rights hereunder or thereunder; (b) any attempt by Secured Party to enforce or preserve its rights under the bankruptcy laws, or to prevent Debtor or any other person from seeking to deny Secured Party its rights thereunder; (c) any effort by Secured Party to protect, preserve, or enforce its rights against the Collateral, or seeking authority to modify the automatic stay of 11 U.S.C. ss. 362 or otherwise seeking to engage in such protection, preservation, or enforcement; or (d) any civil proceeding(s) arising under the bankruptcy laws, or arising in or related to a case under the bankruptcy laws.

     9.7 Additional Remedies. In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the UCC and all other legal and equitable remedies allowed under applicable law and the Credit Agreement. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time after the occurrence of such Event of Default (unless expressly waived in writing by Secured Party). Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligations after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligations or its right to consider the failure to so pay or perform an Event of Default.

     9.8 Exercise Rights under Collateral Assignment. Secured Party may exercise its rights under the Collateral Assignment only upon the occurrence of an Event of Default (unless expressly waived in writing by Secured Party), and immediately upon written notice to Debtor made as provided in the Credit Agreement that Secured Party is exercising its rights hereunder, Secured Party shall succeed to all Debtor's right, title and interest to and under the Contracts; provided, however, that Secured Party does not hereby assume any of Debtor's obligations or duties under or in connection with said Contracts until and unless Secured Party shall exercise its rights hereunder. Unless and until Secured Party has sent Debtor notice of its exercise of its rights hereunder after the occurrence of an Event of Default under the Credit Agreement, Debtor shall have the sole right to retain, use, and enjoy the benefits of the Contracts.

10.  TERMINATION

     This Agreement shall terminate and be of no further force or effect, except for such representations, covenants and indemnities which survive the termination of this Agreement, upon the full satisfaction of all Obligations under any of the Loan Documents.

11.  MISCELLANEOUS PROVISIONS

     11.1 Power of Attorney. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, with full power of substitution to do the following: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or

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hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (iii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor to execute and deliver its release and settlement for the claim; (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the sole and absolute discretion of Secured Party may seem to be necessary or advisable; (v) to execute any documents necessary to perfect or continue the Security Interest; (vi) to exercise any or all of Debtor's rights in, to and under the Contracts and (vii) to do any or all other acts, in Debtor's name or in Secured Party's own name, that Debtor could do under the Contracts with the same force and effect as if the Collateral Assignment had not been made. The powers granted in clauses (i), (ii), (iii), (iv), (vi) and (vii) may only be exercised by Secured Party after the occurrence of a Default or an Event of Default (unless expressly waived in writing by Secured Party). This power is a power coupled with an interest and is given as security for the Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party or until all of the Obligations of Borrower to Lender pursuant to the Loan Documents are repaid and performed in full.

     11.2 Secured Party's Right of Setoff. In addition to all liens upon and rights of setoff against the monies, securities or other property of Debtor given to Secured Party by law, Secured Party shall have a lien and a right of setoff against, and Debtor hereby grants to Secured Party a security interest in, all monies, securities and other property of Debtor now or hereafter in the possession of or on deposit with Secured Party, whether held in a general or special account or deposit including any account or deposit held jointly by Debtor with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law. Every such lien, right of setoff and security interest may be exercised after the occurrence of an Event of Default (unless expressly waived in writing by Secured Party), and without any additional demand upon or notice to Debtor. No lien, right of setoff or security interest shall be deemed to have been waived by any act or conduct on the part of Secured Party, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing.

     11.3 Indemnification. In addition to the indemnities contained in the Credit Agreement, Debtor agrees to indemnify, defend, protect and hold harmless Secured Party, and its affiliates and their respective successors, assigns and shareholders and the directors, officers, employees, agents and attorneys of the foregoing (collectively, "Indemnified Parties") for, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnified Parties are designated parties thereto) that may be imposed on, incurred by, or asserted against the Indemnified Parties, in any manner relating to or arising out of the Loans, the Credit Agreement, this Agreement or the other Loan Documents and Related Documents ("Indemnified Liabilities"); provided, however, that Debtor shall have no obligation to any Indemnified Parties hereunder with respect to Indemnified Liabilities arising from the gross negligence or intentional or willful misconduct of that Indemnified Party (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

     11.4 Other Security. The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligations, nor shall the taking by Secured Party at any time of any such additional security be construed as a waiver of or in any way to affect or impair the Security Interest; Secured Party may resort, for the payment or performance of the Obligations, to its several securities therefor in such order and manner as it may determine.

     11.5 Actions by Secured Party. Without notice or demand, without affecting the obligations of Debtor hereunder and without affecting the Security Interest or the priority thereof, Secured Party, from time to time, may: (i) extend the time for payment of all or any part of the Obligations, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligations; (ii) take and hold other security for the payment or performance of the Obligations and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) join in any extension or subordination agreement; or
(iv) release any part of the Collateral from the Security Interest.

     11.6 Waivers. Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the Obligations, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling; (iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligations; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

     11.7 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed according to the substantive laws of the State of Arizona, except to the extent Secured Party has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Arizona law shall not be deemed to deprive Secured Party of any such rights and remedies as may be available under Federal law. Debtor consents to the personal jurisdiction and venue of the state courts located in Maricopa County, Arizona in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that, at the option of Secured Party, any litigation initiated by any of them in connection with this Agreement may be venued in the Superior Court of Maricopa County, Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO THE OBLIGATIONS OR THE LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     11.8 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

     11.9 Amendments. No modification, change, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement executed by Debtor and a duly authorized officer of Secured Party.

     11.10 Continuing Agreement. This is a continuing Agreement which shall remain in full force and effect until actual receipt by Debtor of written notice of its revocation as to future transactions and shall remain in full force and effect thereafter until all of the Obligations incurred before the receipt of such notice, and all of the Obligations incurred thereafter under commitments extended by Secured Party before the receipt of such notice, shall have been paid and performed in full.

     11.11 No Setoffs by Debtor. No setoff or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligations.

     11.12 Time of Essence; Binding Nature. Time is of the essence hereof. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including pledgees, of note or notes evidencing the Obligations. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

     11.13 No Transfer by Debtor. Debtor shall not transfer or assign any of the rights or obligations of Debtor under the Credit Agreement, this Agreement, the other Loan Documents or Related Documents without the prior written consent of Secured Party, which may be given or withheld by Secured Party in its sole and absolute discretion.

     11.14 Notices. All notices required or permitted to be given hereunder shall be in writing and may be given, and shall become effective, as provided in the Credit Agreement.

     11.15 Copy. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

     11.16 Waiver of Defenses. Debtor authorizes Secured Party, without notice or demand, without affecting the Obligations of Debtor hereunder and without affecting the lien or the priority of the Security Interest, from time to time, at the request of any person primarily obligated therefor, to renew, compromise, extend, accelerate or otherwise change the time for payment or performance of, or otherwise change the terms of, all or any part of the Obligations, including increase or decrease any rate of interest thereon. Debtor waives and agrees not to assert: (i) the benefits of any statutory provision limiting the liability of a surety, including without limitation the benefit of Section 12-1641, et seq., of the Arizona Revised Statutes and (ii)

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
any defense arising by reason of any disability or other defense of Debtor or by reason of the cessation from any cause whatsoever of the liability of Debtor except the defense of payment and performance. Debtor shall not have any right of subrogation and Debtor hereby waives any right to enforce any remedy which Secured Party now has, or may hereafter have, against Debtor.

     11.17 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same document. Signatures may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on party sending the same.

     11.18 Section Headings. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

     11.19 Entire Agreement. The Credit Agreement, this Agreement and the other Loan Documents and Related Documents contain the entire agreement and understanding of the parties with respect to the subject matter thereof, supersede all other prior understandings, oral or written, with respect to the subject matter thereof, and are intended by Secured Party and Debtor as the final, complete and exclusive statement of the terms agreed to by them.




                            [Signature page follows]

     IN WITNESS WHEREOF, these presents are executed as of the date indicated above.


                                        DEBTOR:

                                        ONESOURCE TECHNOLOGIES, INC.


                                        By:  /s/ Michael L. Hirschey
                                             -------------------------------
                                        Name:  Michael L. Hirschey
                                        Title: CEO


                                        SECURED PARTY:

                                        COMERICA BANK,


                                        By:        /s/ Peter F. Fitzpatrick
                                             -------------------------------
                                        Name:  Peter F. Fitzpatrick
                                        Title:    Vice President

STATE OF ARIZONA           )
                           )ss.
COUNTY OF MARICOPA         )

     The foregoing instrument was acknowledged before me this 9th day of November 2004, by Michael L. Hirschey, as CEO of ONESOURCE TECHNOLOGIES, INC., a Delaware corporation, on behalf of the company.

                                   /s/ Barbara J. Yoder
                                   ---------------------
                                   Notary Public

My Commission Expires:     March 26, 2005

STATE OF ARIZONA           )
                           )ss.
COUNTY OF MARICOPA         )

     The foregoing instrument was acknowledged before me this 9th day of November 2004, by Peter F. Fitzpatrick, as Vice President of Comerica Bank, a Michigan banking corporation, on behalf of the company.


                                   /s/ Barbara J. Yoder
                                   ---------------------
                                   Notary Public

My Commission Expires:     March 26, 2005

                                  SCHEDULE "A"

                             COLLATERAL DESCRIPTION


     All of the property described below in, to or under which Debtor now has or hereafter acquires any right, title or interest, whether present, future or contingent, and in any of Debtor's expectancy to acquire such property (all of the property described on this schedule is herein called the "Collateral"):

     1. All accounts, receivables, contract rights, rights to payment, documents of title, deposit accounts, certificates of deposit, investment property, intellectual property, general intangibles, instruments, documents and chattel paper (including all accounts receivable, notes, drafts, lease agreements and security agreements), and all goods, if any, represented thereby, whether now existing or hereafter acquired or created from time to time in the course of Debtor's business, including, without limitation, such agreements as are set forth on Schedule A-1 attached hereto, as the same may be amended or supplemented from time to time;

     2. All inventory now owned or hereafter acquired, including all goods held for sale or lease in Debtor's business, as now or hereafter conducted, and all materials, work in process and finished goods used or to be consumed in Debtor's business (whether or not the inventory is represented by warehouse receipts or bills of lading or has been or may be placed in transit or delivered to a public warehouse);

     3. All equipment now owned or hereafter acquired, including all furniture, fixtures, furnishings, vehicles (whether titled or non-titled), machinery, materials and supplies, wherever located, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof, together with all parts, accessories, attachments, additions thereto or replacements therefor;

     4.   All negotiable and nonnegotiable documents of title;

     5. All monies, securities, instruments, documents and chattel paper now held by or hereafter delivered to Secured Party, together with all property rights and security interests evidenced thereby, all increases thereof (including, without limitation, stock dividends), all profits therefrom and all transformations thereof, including but not limited to such items described on the collateral schedule (if any) attached hereto and by this reference made a part hereof;

     6. All tax refund claims, all policies or certificates of insurance covering any of the Collateral, all contracts, agreements or rights of indemnification, guaranty or surety relating to any of the Collateral, and all claims, awards, loss payments, proceeds and premium refunds that may become payable with respect to any such policies, certificates, contracts, agreements or rights;

     7. All ledger cards, invoices, delivery receipts, worksheets, books of accounts, statements, correspondence, customer lists, files, journals, data, ledgers and records in any form, written or otherwise, including any computer readable memory and any computer hardware or software necessary to utilize, create, maintain and process such memory related to any of the Collateral;

     8. Trademarks, tradenames, copyrights, patents, service marks, logos, insignia and other distinctive marks or names (subject to any franchise or license agreements relating thereto);

     9. All claims for loss or damage to or in connection with any of the Collateral, all other claims in any form for the payment of money, including tort claims, and all rights with respect to such claims and all proceeds thereof;

     10. All Debtor's rights to any insurance policies or proceeds paid from insurance policies on Debtor's assets, including all insured inventory;

     11. All attachments, accessions, tools, parts, supplies, increases and additions to and replacements, extensions, renewals, modifications of and substitutions for any of the Collateral; and

     12. All products and proceeds of the Collateral, in any form, including all proceeds received, due or to become due from any sale, lease exchange or other disposition of any of the Collateral, whether such proceeds are cash or noncash in nature or are represented by checks, drafts, notes or other instruments for the payment of money.


All "Collateral Schedules," if any, attached hereto are hereby incorporated into this collateral description as if set forth here and at each reference thereto.

                                 SCHEDULE "A-1"

                            AGREEMENTS AND CONTRACTS


1. The Equipment Blanket Service Agreement between Dillon Companies, Inc. dba King Soopers and City Market and OneSource Technologies, Inc., dated as of January 6, 2004


2. Employment Agreement between OneSource Technologies, Inc. and Jon M. Thomason, dated as of November 9, 2004


3. Employment Agreement between OneSource Technologies, Inc. and Randy M. Thomason, dated as of November 9, 2004


4. Employment Agreement between OneSource Technologies, Inc. and Mary H. Thomason, dated as of November 9, 2004


5. Independent Contractor Agreement between OneSource Technologies, Inc. and Robert H. Thomason, dated as of November 9, 2004

                                  SCHEDULE "B"
                                    ADDRESSES
                                  (Section 4.3)



15730 North 83rd Way, Suite 104
Scottsdale, Arizona  85260

18122 Cantrel Road
Little Rock, Arkansas  72223

3601 69th Street
Little Rock, Arkansas  72209

                                  SCHEDULE "C"

                                      NAMES
                                  (Section 4.4)


OneSource Technologies, Inc.
First Financial Computer Services, Inc.